Exhibit 4.417

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 178741 dated November 18, 2019

For Rendering

mobile radio telephone communication services in the allocared lelecommunications network

This License is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN)

7740000076

Location address (place of residence):

4, Marksistskaya str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until November 18, 2024.

This License is granted by decision of the licensing body - Order dated November 18, 2019 No. 673-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS

OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE

OF COMMUNICATIONS, INFORMATION TECHNOLOGY

AND MASS MEDIA

PSRN 1087746736296